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Exhibit 4.2

EXECUTION COPY

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

By and Among

MetroPCS Communications, Inc.

and

The Stockholders, as defined herein

Dated as of August 30, 2005

i

SCHEDULES AND EXHIBITS

Schedule 1—Standard Common Stockholders
Schedule 2—Series C Preferred Stockholders
Schedule 3—Series D Preferred Stockholders
Schedule 4—Investors
Exhibit A—Form of Stockholder Joinder Agreement
Exhibit B—Post Class A Voting Termination Event Provisions

ii

SECOND AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT

        THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made as of the 30th day of August 2005 by and among (i) MetroPCS Communications, Inc. (the "Company"), a Delaware corporation (as the successor-in-interest to MetroPCS, Inc., a Delaware corporation ("MetroPCS")), (ii) Roger D. Linquist ("Linquist"), (iii) C. Boyden Gray ("Gray" and together with Linquist, the "Class A Stockholders"), (iv) the stockholders listed on Schedule 1 hereto (the "Standard Common Stockholders"). (v) the stockholders listed on Schedule 2 hereto (the "Series C Preferred Stockholders"), (vi) the stockholders listed on Schedule 3 hereto (the "Series D Preferred Stockholders.") and (vii) the stockholders listed on Schedule 4 hereto (the "Investors"), and together with the Class A Stockholders, Standard Common Stockholders, Series C Preferred Stockholders, and Series D Preferred Stockholders, the "Stockholders").

        WHEREAS, the Stockholders currently own all issued and outstanding shares of the Company's Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"). Common Stock, par value $0.0001 per share (the "Standard Common Stock" and together with the Class A Common Stock, the "Common Stock") and Series D Convertible Preferred Stock, par value $0 0001 per share (the "Series D Preferred Stock"); and

        WHEREAS, the Series C Preferred Stockholders previously owned shares of Series C Cumulative Convertible Participating Preferred Stock par value $0.0001 per share, issued by MetroPCS, which shares have been converted into Standard Common Stock;

        WHEREAS, the Company and the investors entered into a Stock Purchase Agreement, dated as of August 30, 2005 (the "Series E Purchase Agreement"), pursuant to which, among other things, the Investors have agreed to purchase shares of the Company's Series E Convertible Preferred Stock, par value $0.0001 per share (the "Series E Preferred Stock") and may also purchase, in the Tender Offer (as defined in the Series B Purchase Agreement), shares of Standard Common Stock and Series D Preferred Stock; and

        WHEREAS, the Preferred Stock is convertible into shares of Standard Common Stock at the Conversion Price (as defined below); and

        WHEREAS, the effectiveness of this Agreement is a condition precedent to the Series E Closing under the Series E Purchase Agreement.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1    GENERAL

        Section 1.1    Construction of Terms.    As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

        Section 1.2    Number of Shares of Stock.    Whenever any provision of this Agreement calls for any calculation based on a number of shares of Standard Common Stock or Common Stock held by a Stockholder, the number of shares deemed to be held by a Stockholder for each purpose shall be the total number of shares of Standard Common Stock and Common Stock then owned by such Stockholder, plus the total number of shares of Standard Common Stock issuable upon conversion of any Series D Preferred Stock and Series E Preferred Stock (as if conversion occurred on such date), or other convertible securities or exercise of any vested options, warrants or subscription rights then owned by such Stockholder.

        Section 1.3    Defined Terms.    The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

        "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.

        "Board" or "Board of Directors" means the Board of Directors of the Company.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

        "Charter" means the Company's Second Amended and Restated Certificate of Incorporation as it may be amended or restated from time to time.

        "Class A Common Stock" has the meaning set forth in the recitals to this Agreement.

        "Common Stock" has the meaning set forth in the recitals to this Agreement.

        "Common Stockholder" means the Class A Common Stockholders and the Standard Common Stockholders.

        "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

        "FCC" means the Federal Communications Commission and any successor federal agency performing similar regulatory functions.

        "Final Order" means any action or decision of the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed without the filing of any such request, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

        "Governmental Authority" means

          (i)    the government of the United States of America or any State or other political subdivision thereof, or

          (ii)   the government of any jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any of its Subsidiaries, or

          (iii)  any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Indebtedness" means (i) with respect to any Person, any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, (C) for any letter of credit or performance bond in favor of such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) any liability, contingent or otherwise (including trade payables to trade creditors in the ordinary course of business), of such Person to any other Person for any purchase price associated with any acquisition of assets, business or otherwise (including any deferred purchase price, assumption of indebtedness, noncompetition payments or other forms of consideration); (ii) any liability of others of the kind described in the preceding clause (i) , which the Person has guaranteed or which is otherwise its legal liability, contingent or otherwise; and (iii) any and all deferrals, renewals, extensions or refinancing of, or amendments, modifications of supplements to, any liability of the kind described in any of the preceding clauses (i) or (ii).

        "Initial Public Equity Offering" means a firm commitment underwritten initial sale to the public of Standard Common Stock of the Company (or a parent corporation holding all of the issued and outstanding shares of the capital stock of the Company) by underwriter(s) of national standing pursuant to an effective registration statement under the Securities Act (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company or such parent corporation).

        "Investor Registrable Securities" means the Registrable Securities deemed held by the Investors as a result of their purchase of the Purchased Shares.

        "Lien" means any interest in, or claim against, property relating to an obligation owed to, or claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to any security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, any rights of first refusal, charges, claims, liabilities, limitations, conditions, restrictions or other adverse claims.

        "Lucent Agreements" means the General Purchase Agreement, effective as of June 6, 2005, by and between Lucent Technologies Inc. and MetroPCS Wireless, Inc., as it may be amended from time to time.

        "Madison Dearborn" means Madison Dearborn Capital Partners IV, L.P., and its Affiliates.

        "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under the Series D Purchase Agreement, the Series E Purchase Agreement, this Agreement, the Series D Preferred Stock or the Series E Preferred Stock, or (c) the validity or enforceability of the Series D Purchase Agreement, the Series E Purchase Agreement or this Agreement.

        "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "Preferred Stock" means the Series D Preferred Stock and the Series E Preferred Stock, together with any other shares of capital stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization).

        "Preferred Stockholders" means the Series C Preferred Stockholders, the Series D Preferred Stockholders and the Series E Preferred Stockholders.

        "Prior Stockholders Agreement" means the Amended and Restated Stockholders Agreement dated as of July 17, 2000, as amended by Amendment No. 1 thereto dated as of November 13, 2000, and as further as amended by Amendment No. 2 thereto dated as of January 4, 2001, by and among the Company, the Class A Stockholders (consisting of Roger D. Linquist and C. Boyden Gray), the Class B Stockholders listed on Schedule 1 thereto, the Class C Stockholders listed on Schedule 2 thereto, the Series C Preferred Stockholders listed on Schedule 3 thereto, and the Series D Preferred Stockholders listed on Schedule 4 thereto, as the same may be further amended or supplemented from time to time.

        "Purchased Shares" means, the shares of Standard Common Stock, Series D Preferred Stock and Series E Preferred Stock purchased by the Investors pursuant to the Series E Purchase Agreement and the Tender Offer.

        "Qualifying Public Offering" means an Initial Public Equity Offering that (i) results in aggregate gross proceeds to the issuer of at least $100,000,000, and (ii) is consummated at a price per share to the public that when multiplied by the number of shares of Standard Common Stock issued upon conversion of any and all shares of Series D Preferred Stock (such conversion having occurred at any time upon or prior to such offering), results in a product that equals or exceeds $700,000,000.

        "Registrable Securities" means (i) any shares of Standard Common Stock now or hereafter held by a Stockholder, (ii) any shares of Standard Common Stock subject to acquisition by a Preferred Stockholder upon conversion of the shares of Preferred Stock (it being understood that if a Preferred Stockholder owns Preferred Stock, the Preferred Stockholder may exercise its registration rights hereunder by converting the shares to be sold under the relevant registration statement into Standard Common Stock as of the closing of the relevant offering and shall not be required to cause such Preferred Stock to be converted to Standard Common Stock until and unless such closing occurs) and (iii) any securities issued and issuable with respect to any such shares described in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization; provided, however, that, notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not include at any time securities (i) sold in a registered sale pursuant to an effective registration statement under the Securities Act, (ii) sold to the public pursuant to Rule 144 under the Securities Act or (iii) which could then be sold in their entirety pursuant to Rule 144(k) under the Securities Act.

        "SEC" means the Securities and Exchange Commission and any successor federal agency performing similar regulatory functions.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

        "Senior Secured Credit Facility" means that certain $500,000,000 First Lien Credit Agreement, dated as of May 31, 2005, among MetroPCS Inc., MetroPCS Wireless, Inc. as Borrower, the Several Lenders for Time to Time Parties Hereto, Bear Steams Corporate Lending Inc., as Administrative Agent and Syndication Agent, Bear, Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Documentation Agent, as amended and supplemented from time to time (including any Incremental Commitments, as defined therein), and that certain $250,000,000 Second Lien Credit Agreement, dated as of May 31, 2005, among MetroPCS, Inc., MetroPCS Wireless, Inc., as Borrower, the Several Lenders from Time to Time Parties Hereto, Merrill Lynch Capital Corporation, as Administrative Agent, Bear Stearns Corporate Lending Inc., as Syndication Agent, and Bear, Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner, as amended and supplemented from time to time (including any Incremental Commitments as defined therein).

        "Series D Purchase Agreement" means the Securities Purchase Agreement, dated as of July 17, 2000, as amended by Amendment No. 1 thereto dated as of November 13, 2000, as further amended by Amendment No. 2 thereto dated as of December 12, 2000, as further amended by Amendment No. 3 thereto dated as of December 19, 2000, and as further amended by Amendment No, 4 thereto dated as of January 4, 2001, by and among MetroPCS, Inc., its Subsidiaries listed on Schedule 2 thereto and each of the Purchasers listed on Schedule 1 thereto, as the same may be further amended or supplemented from time to time. The Series D Purchase Agreement provides, among other matters, for the issuance and sale of the Series D Preferred Stock.

        "Series E Closing" is defined in Section 2.1 of the Series E Purchase Agreement.

        "Standard Common Stock" has the meaning set forth in the recitals to this Agreement.

        "Subsidiary" means with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

        "TA Associates" means TA Associates, Inc. and its Affiliates.

        "Tender Offer" shall have the meaning set forth in the Series E Purchase Agreement.

        "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights, "Transferred" means the accomplishment of a Transfer.

        "Transferee" means the recipient of a Transfer.

        Section 1.4    Representations and Warranties.    Each of the Stockholders severally (and not jointly) represents and warrants to each other party to this Agreement that each of the following statements is true and correct as of the date hereof and will survive the date hereof:

          (a)    Organization and Power.    If an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to carry on its business as now conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b)    Authorization and Binding Effect.    The execution and delivery of this Agreement has been duly authorized by all requisite action on the part of such Stockholder and constitutes a valid and binding agreement of such party, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the availability of equitable remedies which remain subject to the discretion of a court (regardless of whether enforceability is considered in a proceeding of law or equity).

        Section 1.5    Covenants of the Stockholders.    From and after the date hereof and so long as such Stockholder owns capital stock of the Company, each of the Stockholders hereto covenants and agrees as follows:

          (a)    Attributable Interests.    Such Stockholder shall not acquire an interest or hold the positions of officer, director or management committee member, in any other Commercial Mobile Radio Service (as that term is defined from time to time by the FCC) applicant or licensee if such actions would cause the Company, any Subsidiary of the Company or any applicant or licensee in which the Company or any Subsidiary of the Company, directly or indirectly, holds 50% or more of the beneficial interests ("50% Beneficially Owned Enterprise") to subject the Company, any Subsidiary of the Company or 50% Beneficially Owned Enterprise to the loss of any FCC license or financial or other penalties imposed by the FCC. In addition, no Stockholder with an interest in the Company will acquire interests in or hold a position as an officer or director in any other Commercial Mobile Radio Service applicant or licensee in the same geographic market as any license held by or applied for by the Company, its Subsidiaries, or any 50% Beneficially Owned Enterprise if such Stockholder's interests under the FCC's rules would cause the Company, its

  Subsidiaries, or any 50% Beneficially Owned Enterprise to be disqualified from holding FCC Licenses for any particular geographic market. Such Stockholder shall cooperate with the Company in (i) determining the Stockholder's compliance with this paragraph and (ii) in the event of a proposed action that would result in or has resulted in noncompliance, executing the measures reasonably necessary to cure or avoid such noncompliance consistent with applicable FCC rules and policies.

          (b)    Foreign Ownership.    Such Stockholder shall not cause the Company, its Subsidiaries, or any 50% Beneficially Owned Enterprise to be in violation of the foreign ownership restrictions contained in the Communications Act of 1934, as amended, and the applicable FCC foreign ownership rules and policies as they pertain to the Stockholder's particular investment for as long as such restrictions apply to the licenses held (directly or indirectly) by the Company, its Subsidiaries, or any 50% Beneficially Owned Enterprise. In addition, such Stockholder shall cooperate with the Company (at its sole expense) in (i) the Company's preparation and filing of a waiver request of such foreign ownership restrictions, as deemed necessary and appropriate by the Company, (ii) determining the aggregate total foreign ownership interests of the Company and (iii) complying with any measure necessary for the Company to remain in compliance with such foreign ownership restrictions.

        Section 1.6    Covenants of the Company.    From and after the date hereof, the Company covenants and agrees as follows:

          (a)   As long as a Stockholder (together with its Affiliates and Subsidiaries) continues to hold at least (i) 25% of the Common Stock held by such Stockholder as of the date hereof, or (ii) 2% of the total fully diluted equity of the Company (calculated assuming the exercise, and conversion to, Standard Common Stock of all the outstanding capital stock, options and warrants issued by the Company), the Company shall permit any representatives designated by any such Stockholder, upon reasonable written notice to the officers of the Company and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors, officers and independent accountants of the Company and its Subsidiaries; provided, however, that any information regarding the Company or any Subsidiary or Affiliate of the Company shall be kept confidential as provided in Section 7.11 hereof.

          (b)   Where a Stockholder is caused to have an interest that exceeds any applicable FCC ownership limitations or other applicable FCC restrictions then in effect as a result of the actions or omissions by one or more other Stockholders or by the Company, if requested by the Stockholder, the Company and the other Stockholders shall cooperate with such Stockholder in undertaking the measures reasonably necessary to cause such Stockholder to come into compliance with the applicable FCC rules and policies then in effect, provided such measures would not result in a Material Adverse Effect.

          (c)   The Company shall take all necessary steps to comply with the alien ownership restrictions contained in the Communications Act of 1934, as amended, and the applicable FCC alien ownership rules and policies as they pertain to Stockholders' particular investment for as long as such restrictions apply to licenses held (directly or indirectly) by the Company, its Subsidiaries, and any 50% Beneficially Owned Enterprise.

ARTICLE 2    RIGHTS AND OBLIGATIONS OF STOCKHOLDERS AND DIRECTORS

        Section 2.1    Rights and Obligations of the Class A Stockholders

          (a)    Voting Rights.    Until a Class A Voting Termination Event (as defined below) has occurred, the Class A Stockholders as a class shall have the right to vote 50.1% of the Company's voting interests and to elect five members of the Board of Directors (who will represent five votes of the Board of Directors) as provided in Section 2.1(a) hereof. A "Class A, Voting Termination Event" shall occur upon the later of (i) December 31, 2005, or (ii) the receipt by the Company by Final Order of any required FCC approvel associated with the Class A Voting Termination Event and the consummation of the approved transaction. The Company shall file an application seeking the FCC approval associated with a Class A Voting Termination Event on the earlier of (i) 10 business days following the grant of all FCC Licenses to Royal Street Communications, LLC by Final Order, or (ii) November 1, 2005. Notwithstanding any provision to the contrary herein, upon a Class A Voting Termination Event, this ARTICLE 2 and Section 7.1 shall each be amended and restated in their entirety to read as set forth on Exhibit B hereto.

          (b)    Designation of Directors.    The Class A Stockholders agree to vote all of their Class A Common Stock of the Company and to take all other actions necessary to cause the election of up to five directors to the Board of Directors in the following manner: (i) up to two directors designated by Linquist, (ii) up to one director designated by Gray, and (iii) up to two directors jointly designated by Linquist and Gray (collectively, the "Class A Common Stock Directors"). The Class A Stockholders shall vote all their Class A Common Stock to elect the individuals so designated to be directors. If the Class A Stockholder or Class A Stockholders that designated a particular director give written notice to the other Class A Stockholders of a desire to remove that director, the Class A Stockholders shall vote all their Class A Common Stock in favor of removing that director. If for any reason any director designated by the Class A Stockholders ceases to serve as a director, the Class A Stockholder or Class A Stockholders that designated that director shall promptly designate an individual (who is legally qualified as defined from time to time by the FCC) to fill the vacancy so created for the unexpired term of such prior director and the Class A Stockholders shall vote all their shares of Class A Common Stock in accordance with this Section 2.1(b) for the individual designated to fill the vacancy. Each Class A Common Stock Director shall have one vote on each matter submitted to a vote of the Board of Directors; provided, that if at any time there are less than five Class A Common Stock Directors, (i) the Class A Common Stock Directors collectively shall be entitled to cast five votes on each matter submitted to a vote of the Board of Directors and (ii) each Class A Common Stock Director shall be entitled to cast a number of votes equal to a fraction, the numerator of which shall be equal to five, and the denominator of which shall be equal to the total number of Class A Common Stock Directors then in office as of the time a given vote of the Board of Directors is taken. The Class A Common Stock Directors shall be designated as provided in Section 2.2(c) hereof; provided that the foregoing Board voting rights of each Class A Common Stock Director shall be subject to any applicable provisions of the Company's By-laws, the Charter and Delaware law, as applied with Delaware law controlling any conflicting provisions of the Company's By-laws, the Charter and this Agreement, but in no event, until a Class A Voting Termination Event shall the Class A Common Stock Directors have a right to vote less than 50.1% of the voting interests of the Board of Directors on all matters.

          (c)    Proxy.    If any Class A Stockholder fails or refuses to vote his Class A Common Stock or to designate a director as provided in this Section 2.1, and such failure or refusal continues for more than 30 days beyond the date on which the vote is scheduled or the director vacancy occurs, without further action by such Class A Stockholder, each other Class A Stockholder shall have an irrevocable proxy to so vote those shares in accordance with this Agreement.

          (d)    Appointment and Removal.    Pursuant to the Charter and the By-Laws of the Company, the Class A Common Stock Directors, in exercising their majority vote of the Board, shall have the authority to appoint and remove all officers and senior executives of the Company, including but not limited to the Chief Executive Officer.

        Section 2.2    Rights and Obligations of the Standard Common Stockholders and the Preferred Stockholders.

          (a)    Preferred Stockholders.    The Preferred Stockholders shall have voting rights on an as-converted to Common Stock basis on all matters submitted to the Standard Common Stockholders. Accordingly, only for purposes of this Section 2.2, it is understood and agreed that (i) the term "Standard Common Stock" shall include the shares of Standard Common Stock issuable upon conversion of any shares of Preferred Stock at the time of any such vote or determination, and (ii) the term "Standard Common Stockholders" shall include the Preferred Stockholders.

          (b)    Voting Rights.    Except as otherwise specifically provided in this Agreement, the Standard Common Stockholders as a class shall have the right to vote 49.9% of the Company's voting interests on all matters. The Standard Common Stockholders shall elect up to five (5) members of the Board of Directors (each, a "Standard Common Stock Director"). Each Standard Common Stock Director shall have one vote on each matter submitted to a vote of the Board of Directors; provided, however, that, if at any time there are more than four Standard Common Stock Directors, (i) the Standard Common Stock Directors collectively shall be entitled to cast no more than four votes on each matter submitted to a vote of the Board of Directors and (ii) each Standard Common Stock Director shall be entitled to cast a number of votes equal to a fraction, the numerator of which shall be equal to four, and the denominator of which shall be equal to the total number of Standard Common Stock Directors then in office as of the time a given vote of the Board of Directors is taken. The Standard Common Stock Directors, shall be designated as provided in Section 2.2(c) hereof; provided that the foregoing Board voting rights of each Standard Common Stock Director shall be subject to any applicable provisions of the Company's By-laws, the Charter and Delaware law, as applied with Delaware law controlling any conflicting provisions of the Company's By-laws, the Charter and this Agreement, but in no event, until a Class A Voting Termination Event shall the Standard Common Stock Directors have a right to vote in excess of 49.9% of the voting interests of the Board of Directors in all matters.

          (c)    Designation of Directors.    The Standard Common Stockholders agree to vote all of their shares of Standard Common Stock and Preferred Stock and to take all other actions necessary to cause the election or appointment and continuance in office of the following four or five individuals as the Standard Common Stock Directors:

            (i)    One individual designated by Accel IV L.P. (together with its Affiliates, "Accel");

            (ii)   One individual designated by MC Venture Partners (together with its Affiliates, "MC Partners");

            (iii)  One individual designated by the Series D Preferred Stockholders holding a majority of the outstanding shares of Standard Common Stock held by the Series D Preferred Stockholders; provided that each of the Standard Common Stock Directors and each of the Board Observers (as defined below), who in each case is serving in such role immediately prior to such designation, shall have the right to select one name of an individual to be considered for such designation by the Series D Preferred Stockholders; and

            (iv)  (A) If TA Associates and Madison Dearborn each purchase at least $25 million, but less than $175 million of Purchased Shares, one individual jointly designated by TA Associates and Madison Dearborn; provided that if each of TA Associates and Madison Dearborn at any time holds less than 60% of its Purchased Shares (determined on an as-converted basis), this right will terminate immediately, and if only one of TA Associates or Madison Dearborn at any time holds 60% or more of its Purchased Shares (determined on an as-converted basis), such individual shall be designated solely by such Investor; provided, further, that if the Put

    Right (as defined in Section 5.6 of the Series E Purchase Agreement) is at any time exercised by any Investor, this right will terminate immediately; or

              (B)  if TA Associates and Madison Dearborn each purchase at least $175 million of Purchased Shares, (i) one individual designated by TA Associates until TA Associates no longer holds 60% of its Purchased Shares (determined on an as-converted basis), at which time such right shall terminate immediately, and (ii) one individual designated by Madison Dearborn until Madison Dearborn no longer holds 60% of its Purchased Shares (determined on an as-converted basis), at which time such right shall terminate immediately.

For purposes of this Agreement (including, without limitation, the supermajority voting rights under Section 3.1 of this Agreement), the "Outside Directors" shall mean, collectively, the directors elected or appointed pursuant to the designation by Accel and MC Partners. The directors elected or appointed pursuant to the designation by the Series D Preferred Stockholders, TA Associates and Madison Dearborn, pursuant to clauses (iii) and (iv) above, shall not be included as "Outside Directors" for purposes of this Agreement.

        Notwithstanding any provision to the contrary herein, the right of each of Accel and MC Partners to designate one director as an Outside Director, respectively, pursuant to this subsection (c) shall continue hereunder only so long as such Stockholder (together with its Affiliates or Subsidiaries) owns Series D Preferred Stock and Standard Common Stock that is equal to at least (i) 4% of the total fully diluted equity of the Company (calculated assuming the exercise, and conversion to, Standard Common Stock of all the outstanding capital stock, options and warrants issued by the Company) or (ii) 50% of the total Series D Preferred Stock (or the Standard Common Stock issuable upon conversion thereof) purchased by such Person pursuant to the Series D Purchase Agreement.

          (d)    Visitation Rights.    Whitney Acquisition II, Corp., Battery Ventures, First Plaza Group, Clarity Partners, L.P., Technology Ventures, Primus Venture Partners, Inc., Columbia Capital Equity Partners III (QP), L.P., Wachovia Capital Partners 2001, TA Associates and Madison Dearborn, in each case (including any of their respective Affiliates), shall be entitled to designate one individual to serve as an observer of all Board meetings and proceedings (each, a "Board Observer") and upon the appointment of such individual as a Board Observer by either a resolution of the Board or Stockholders, such individual shall be entitled to attend all non-executive meetings of the Board and receive all non-executive materials distributed to the Board. If the Board fails to timely adopt a resolution that appoints each of the individuals so entitled to serve as a Board Observer, then the Standard Common Stockholders agree to vote all of their shares of Standard Common Stock and to take all other actions necessary to cause the appointment of each such individual as a Board Observer. Notwithstanding any provision to the contrary herein, the foregoing right to designate an individual as a Board Observer pursuant to this subsection (d) shall continue hereunder only so long as such Stockholder (together with its Affiliates or Subsidiaries) owns shares of Standard Common Stock that is equal to at least 50% of the total shares of Standard Common Stock purchased by such Person pursuant to the Series D Purchase Agreement or the Series E Purchase Agreement (including any shares of Standard Common Stock and Series D Preferred Stock purchased pursuant to the Tender Offer contemplated thereby), as the case may be. The Board of Directors shall have the right, in its discretion, to grant Board visitation rights to other Persons.

          (e)    Voting Agreement.    Each Standard Common Stockholder agrees to vote all of his, her or its shares of Standard Common Stock for the removal of any director designated pursuant to Section 2.2(c) upon the request of the party designating such director and for the election to the Board of Directors of a substitute designee by such party in accordance with the provisions of Section 2.2(c). Each Standard Common Stockholder further agrees to vote all of his, her or its shares of Standard Common Stock in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors corresponding to any director designated pursuant to Section 2.2(c) occurring for any reason shall be filled only in accordance with the provisions of Section 2.2(c).

        Section 2.3    Director Compensation.    The Company shall pay each director, and any Board Observer, for his or her reasonable travel and other reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or otherwise in connection with his or her service as a member of the Board of Directors. All directors who are not employees of the Company will be equally compensated for their service as a member of the Board of Directors; provided, however, that the Company may pay the chairperson and each member of a committee of the Board different amounts of compensation as determined by the Board. The Charter and By-Laws of the Company will provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under Delaware state law, and the Company shall obtain and maintain directors' and officers' liability insurance coverage, on terms satisfactory to the Preferred Stockholders holding a majority of the Standard Common Stock held by the Preferred Stockholders, covering, among other things, violations of federal or state securities laws, and remaining in full force and effect for three years after each director ceases to serve as a director of the Company.

        Section 2.4    Director and Board Observer Obligations.    Each director and Board Observer shall abide by any and all procedures established by the Company in order for the Company to comply with the FCC's Auction Anti-Collusion Rule (47 C.F.R. § 1.2105(c)). By way of example, and not limitation, if a director or Board Observer has a 10 percent or greater equity interest, or is a key officer, director or controlling interest holder, in another entity that submits an FCC auction application for licenses in any of the same geographic areas where the Company is eligible to bid in the same auction, such director or Board Observer shall abide by all measures established by the Company to prevent the Company and such director or Board Observer from cooperating or collaborating with respect to the auction, or discussing with each other in any manner the substance of their own, or each others, or any other competing applicants' bids or bidding strategies or discussing or negotiating settlement agreements, throughout the period that the Anti-Collusion Rule applies. The measures established by the Company may include, but need not be limited to, withholding the distribution to the director or the Board Observer of information distributed to other Board members that, in the Company's judgment, could be deemed to constitute information pertaining to "bids or bidding strategies" (as defined by the FCC rules in effect from time to time) or requesting that the director or Board Observer recuse themselves from any discussions to which the Anti-Collusion Rule may apply. The Stockholders agree to promptly remove any director or Board Observer that fails to abide by this section.

ARTICLE 3    SUPERMAJORITY VOTING RIGHTS

        Section 3.1    General

          (a)    Preferred Stockholder Voting Rights.    In addition to any other vote required by law, this Agreement, the Charter or the By-Laws of the Company, the Company shall not, other than in the ordinary course of business, take any of the following actions, whether directly or indirectly, unless such action has been (a) approved by a majority of the directors then in office, including the affirmative vote of each of the Outside Directors or (b) approved by a majority of the directors then in office and the holders of at least 66 2/3% of the Series D Preferred Stock and the Series E Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, then outstanding:

            (i)    any amendment to the Charter or By-Laws of the Company, unless such amendment is necessary to comply with the FCC rules;

            (ii)   any merger or consolidation by or with the Company or any of its Subsidiaries (other than any merger or consolidation by or with the Company and any Subsidiary that is wholly-owned by the Company (directly or indirectly) or by or with any two Subsidiaries that are wholly-owned by the Company (directly or indirectly);

            (iii)  a sale of all or substantially all the Company's assets;

            (iv)  any voluntary dissolution or liquidation of the Company;

            (v)   any issuance of equity of the Company or any of its Subsidiaries, except (i) in connection with a Qualifying Public Offering by the Company, (ii) issuances of additional equity to persons who are then Stockholders of the Company (provided that all then current Stockholders are entitled to purchase an amount of equity equal to the percentage of equity owned by such Stockholder immediately prior to such issuance (treating all warrants as having been exercised) on equal terms (except that any Stockholder may pay the cash equivalent of any non-cash consideration based upon its fair market value as determined by the Board, including each of the Outside Directors), and (iii) issuances by any Subsidiary to the Company or any other Subsidiary that is wholly-owned by the Company (directly or indirectly);

            (vi)  the declaration or payment of dividends by the Company (other than with respect to the Series D Preferred Stock and the Series E Preferred Stock);

            (vii) any arrangement or transaction between the Company or any of its Subsidiaries and any Stockholder that owns more then 5% of the Common Stock or any entity owned or controlled by any such Stockholder, any officer or director of the Company;

            (viii) any determination of compensation or benefits of any executive officer of the Company; or

            (ix)  the incurrence of additional Indebtedness by the Company or any of its Subsidiaries in excess of $10 million, except for any Indebtedness of the Company pursuant to the Lucent Agreements and/or Senior Secured Credit Facility.

          (b)    Series D Preferred Stockholder Voting Rights.    In addition to any other vote required by law, this Agreement, the Charter or the By-Laws of the Company, the Company shall not take any of the following actions, whether directly or indirectly, unless such action has been approved by the affirmative vote of the holders of at least 66 2/3% of the Series D Preferred Stock then outstanding on an as-converted to Common Stock basis:

            (i)    any issuances of Securities (as hereinafter defined) by the Company that are senior to, or on parity with, the Series D Preferred Stock as to liquidation preferences, sale preferences, merger preferences, redemption rights, or dividend rights (other than (A) Securities that are on parity in all respects with the Series D Preferred Stock as to liquidation preferences, sale preferences, merger preferences, redemption rights, and dividend rights ("Series D Parity Securities") but sold (x) at a price per share of Standard Common Stock (determined assuming conversion of the Series D Preferred Stock and such Series D Parity Securities into Standard Common Stock on the day of issuance of such Series D Parity Securities at the then applicable conversion ratio) higher than the then applicable Conversion Price (as defined in the Charter) of the Series D Preferred Stock or (y) if the Series D Parity Securities are not convertible into Standard Common Stock directly or indirectly, at any price per share determined by the Board of Directors, and (B) Series D Parity Securities with an aggregate purchase price of up to $50 million sold by the Company at a price per share of Standard Common Stock (determined assuming conversion of the Series D Preferred Stock and such Series D Parity Securities into Standard Common Stock on the day of issuance of such Series D Parity Securities at the then applicable conversion ratio) equal to or lower than the then applicable Conversion Price (as defined in the Charter) of the Series D Preferred Stock; or

            (ii)   any amendment to the terms of the Series D Preferred Stock set forth in the Charter, other than in connection with the issuance of Series D Parity Securities in a manner consistent with Section 3.1(b)(i) above.

          (c)    Series E Preferred Stockholder Voting Rights.    In addition to any other vote required by law, this Agreement, the Charter or the By-Laws of the Company, the Company shall not take any of the following actions, whether directly or indirectly, unless such action has been approved by the affirmative vote of the holders of at least 66 2/3% of the Series E Preferred Stock then outstanding;

            (i)    any issuances of Securities (as hereinafter defined) by the Company that are senior to, or on parity with, the Series E Preferred Stock as to liquidation preferences, sale preferences, merger preferences, redemption rights, or dividend rights (other than (A) Securities that are on parity in all respects with the Series E Preferred Stock as to liquidation preferences, sale preferences, merger preferences, redemption rights, and dividend rights ("Series E Parity Securities") but sold (x) at a price per share of Standard Common Stock (determined assuming conversion of the Series E Preferred Stock and such Series E Parity Securities into Standard Common Stock on the day of issuance of such Series E Parity Securities at the then applicable conversion ratio) higher than the then applicable Conversion Price (as defined in the Charter) of the Series E Preferred Stock or (y) if the Series E Parity Securities are not convertible into Standard Common Stock, directly or indirectly, at any price per share determined by the Board of Directors, and (B) Series E Parity Securities with an aggregate purchase price of up to $50 million sold by the Company at a price per share of Standard Common Stock (determined assuming conversion of the Series E Preferred Stock and such Series E Parity Securities into Standard Common Stock on the day of issuance of such Series E Parity Securities at the then applicable conversion ratio) equal to or lower than the then applicable Conversion Price (as defined in the Charter) of the Series E Preferred Stock;

            (ii)   becoming subject to an agreement which would restrict the Company from performing its obligations under the terms of the Series E Preferred Stock;

            (iii)  any payment of cash dividends on the Series D Preferred Stock held by the investors (including any dividends accrued and unpaid prior to the date hereof) or on the Series E Preferred Stock; and

            (iv)  any amendment to the terms of the Series E Preferred Stock set forth in the Charter, other than in connection with the issuance of Series E Parity Securities in a manner consistent with Section 3.1(c)(i) above.

        Section 3.2    Termination.    Upon the consummation of a Class A Voting Termination Event, the provisions of Section 3.1(a) will no longer be applicable.

        Section 3.3    Affiliated Transactions.    If no Class A Common Stock is issued and outstanding, then in addition to any other vote or approval required by law, this Agreement, the Certificate of Incorporation or the By-laws of the Company, the Company shall not, other than in the ordinary course of business, enter into any arrangement or transaction between the Company or any of its Subsidiaries and any officer, director, or Stockholder holding 5% or greater of the fully diluted capital stock of the Company, unless such arrangement or transaction shall be approved by a majority of the disinterested directors of the Company.

ARTICLE 4    TRANSFERS; FIRST REFUSAL; CO-SALE; OTHER

        Section 4.1    General Prohibition.    As used in this Agreement, the term "Securities" includes all shares of capital stock of the Company and any other securities of the Company exercisable or exchangeable for, or convertible into, shares of capital stock of the Company. Each Stockholder agrees that such Stockholder will not Transfer any of such Stockholder's Securities now owned or hereafter acquired or any interest therein (or solicit any offers to buy or otherwise acquire or take a pledge of any of its Securities) except upon execution of a Joinder Agreement in the form attached as Exhibit A hereto by the Transferee and except as expressly permitted hereby and strictly in compliance with the Securities Act, any laws, rules, or regulations of any Governmental Authority, and the provisions of this ARTICLE 4. Any attempt to Transfer any Securities not made strictly in compliance with this Agreement shall be null and void and the Company shall not give any effect in the Company's stock records to such Transfer; provided, however, that Transfers strictly in compliance with the conditions of any of the following shall be permitted:

          (a)   Transfers effected pursuant to Sections 4.3 or 4.4 hereof and which are made strictly in accordance with the procedures set forth therein;

          (b)   Transfers by such Stockholders (i) to and among its Affiliates; (ii) to any partner, member or employee of such Stockholder or a general partner or managing member of such Stockholder; (iii) to a liquidating trust established for the benefit of any partners or members of such Stockholder; or (iv) to any investment fund or other entity controlled or managed by an Affiliate of such Stockholder;

          (c)   Transfers by members of management of the Company of shares of their Standard Common Stock to family members or family limited partnerships or other similar entities for estate planning purposes; provided that, if at any time from the date hereof the aggregate of such Transfers by any member of management exceeds 1% of the fully diluted voting common stock of the Company, such member of management shall retain sole voting power over any further shares Transferred by such member of management pursuant to this Section 4.1(c);

          (d)   Transfers by a Series D Preferred Stockholder to any of its Affiliates, including its partners, limited partners or members of such Stockholder that are Transferees of Series D Preferred Stock in accordance with the partnership agreement or operating agreement of such Series D Preferred Stockholder;

          (e)   Transfers by a Series E Preferred Stockholder to any of its Affiliates, including its partners, limited partners or members of such Stockholder that are Transferees of Series E Preferred Stock in accordance with the partnership agreement or operating agreement of such Series E Preferred Stockholder;

          (f)    Transfers of Series E Preferred Stock by a Series E Preferred Stockholder to the Company pursuant to Section 5.6 of the Series E Purchase Agreement; and

          (g)   Transfers pursuant to the Tender Offer by a Stockholder (other than the Investors) to the Investors or any co-investors as approved pursuant to the Series E Purchase Agreement.

        Any permitted Transferee described in the preceding clauses (b), (c), (d), (e) , (f) and (g) shall be referred to herein as a "Permitted Transferee." Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby,

        Permitted Transferees shall take any shares so Transferred subject to all provisions of this Agreement as if such shares were still held by the transferor, whether or not they so agree with the transferor and/or the Company. Without limitation of the foregoing, in connection with any otherwise permitted Transfer of Securities that are restricted Securities and are subject to any stock restriction agreement, any Transferee of any such Securities shall agree in writing to be bound by the terms of any such stock restriction or similar agreement, including, without limitation, any repurchase or similar right contained therein.

        Section 4.2    FCC Restrictions on Transfer.    Subject to the limitations of this ARTICLE 4 and the terms of the applicable Securities, a Stockholder may Transfer all or any portion of its Securities to any other person only so long as such Transfer would not cause the Company or any other Stockholder to violate any applicable laws or regulations of the FCC pertaining to the assignment or transfer of control of FCC authorizations or violate Foreign Ownership Requirements (as defined in the Certificate of Incorporation). Each Stockholder shall cooperate with the Company, and the Company shall cooperate with the Stockholder in (a) determining the Stockholder's compliance with this paragraph and (b) in the event the proposed action would result in noncompliance, executing the measures reasonably necessary to avoid such noncompliance consistent with applicable FCC rules and policies. In the event prior consent of a Governmental Authority is required, the Company and the stockholders shall cooperate to make such necessary filing with the Governmental Authority and no Transfer shall be consummated until such consent or approval of the Governmental Authority is received by Final Order.

        Section 4.3    Right of First Refusal.

          (a)   If at any time any Stockholder wishes to Transfer any shares of capital stock of the Company (prior to a Class A Voting Termination Event, excluding Class A Common Stock) owned by him or it other than to a Permitted Transferee (such Stockholder desiring to Transfer Securities being referred to herein as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of its proposal to Transfer such capital stock (a "Notice of Intention"), accompanied by a copy of an agreement relating to such Transfer with a third party, including their identity, the purchase price and all material terms (the "Sale Proposal"), to each of the other Stockholders, setting forth (x) such Selling Stockholder's agreement to make such Transfer (which shall be for cash only), (y) the number and class of Security of the Company agreed to be Transferred (the "Offered Securities" and, if the Offered Securities are Standard Common Stock the "Offered Common Stock" or, if the Offered Securities are Preferred Stock, the "Offered Preferred Stock") and (z) the price at which such Selling Stockholder has agreed to (or is willing to) Transfer the Offered Securities (the "First Refusal Price") and other terms applicable thereto.

          (b)   (i) Upon receipt of a Notice of Intention relating to Offered Preferred Stock, the Preferred Stockholders shall then have the right of first refusal to purchase at the First Refusal Price and on the other terms specified in the Sale Proposal all or any portion of the Offered Preferred Stock, on a pro rata basis determined pursuant to Section 4.3(f). In the event a Preferred Stockholder does not purchase any or all of its pro rata portion of the Offered Preferred Stock, the remaining Preferred Stockholders shall have the first right to purchase such unpurchased Offered Preferred Stock on a pro rata basis determined pursuant to Section 4.3(f).

            In the event that all of the shares of Offered Preferred Stock are not purchased by the Preferred Stockholders, the Common Stockholders shall have the right to purchase such unpurchased Offered Preferred Stock on a pro rata basis determined pursuant to Section 4.3(f). In the event a Common Stockholder does not purchase all of its pro-rata portion of the Offered Preferred Stock, the remaining Common Stockholders shall have the right to purchase such unpurchased Offered Preferred Stock on a pro rata basis.

            (ii)   Upon receipt of a Notice of Intention relating to Offered Common Stock, the Common Stockholders shall then have the right of first refusal to purchase at the First Refusal Price and on the other terms specified in the Sale Proposal all or any portion of the Offered Common Stock, on a pro rata basis. In the event a Common Stockholder does not purchase any or all of its pro rata portion of the Offered Common Stock, the remaining

    Common Stockholders shall have the first right to purchase such unpurchased Offered Common Stock on a pro rata basis.

            In the event that all of the shares of Offered Common Stock are not purchased by the Common Stockholders the Preferred Stockholders shall have the right to purchase such unpurchased Offered Common Stock on a pro rata basis. In the event a Preferred Stockholder does not purchase all of its pro rata portion of the Offered Common Stock, the remaining Preferred Stockholders shall have the right to purchase such unpurchased Offered Common Stock on a pro rata basis.

            (iii)  The rights of the Stockholders hereunder shall be exercisable by the delivery of written notice to the Selling Stockholder (the "Notice of Exercise"), within 30 calendar days from the date of delivery of the Notice of Intention (the "Option Period") and shall terminate if not so exercised. The Notice of Exercise shall state the total number of shares of the Offered Securities such Stockholder is willing to purchase without regard to whether or not other Stockholders purchase any shares of the Offered Securities.

          (c)   If all Notices of Intention required to be given pursuant to this Section 4.3 have been duly given and the Stockholders do not exercise their respective options to purchase all of the Offered Securities at the First Refusal Price, then the Selling Stockholder shall have the right, subject to compliance by the Selling Stockholder with the other provisions of this Agreement, for a period of 90 calendar days from the earlier of (i) the expiration of the Option Period pursuant to Section 4.3(b) with respect to such Sale Proposal or (ii) the date on which such Selling Stockholder receives notice from all Stockholders that they will not exercise in whole or in part the options granted pursuant to Section 4.3, to sell to the third party the Offered Securities remaining unsold at a price and on the same terms specified in the Sale Proposal; provided, that if prior approval or consent from a Governmental Authority is required to consummate the Transfer, such Transfer shall not be consummated until such approval or consent from the Governmental Authority is received by Final Order and such 90 calendar day period shall be extended until five business days after such receipt of a Final Order.

          (d)   Subject to the prior receipt of any required FCC approvals by Final Order, the consummation of any purchase and sale pursuant to Section 4.3(b) shall take place on such date, not later than 30 calendar days after the expiration of the Option Period pursuant to Section 4.3(b), as the Selling Stockholder shall select. Prior to the consummation of any sale pursuant to Section 4.3, the Selling Stockholder shall comply with this Agreement. Upon the consummation of any such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Securities sold, duly endorsed, or accompanied by written instruments of Transfer in form reasonably satisfactory to the purchaser duly executed by the Selling Stockholder free and clear of any Liens, against delivery of the First Refusal Price.

          (e)   In the event that the Stockholders do not exercise their options to purchase all of the Offered Securities, and the Selling Stockholder shall not have sold the remaining Offered Securities to the third party on the same terms specified in the Sale Proposal for any reason before the expiration of the 90-day period described in Section 4.3(c), then such Selling Stockholder shall not give another Notice of Intention pursuant to Section 4.3 with respect to any proposed Transfer until at least 90 days (30 days if the Selling Stockholder is an estate or a testamentary trust) after such 90-day period.

          (f)    For the purposes of determining the allocation of Offered Securities pursuant to this Section 4.3, each Preferred Stockholder's or Common Stockholder's, as the case may be, pro rata share of the Offered Securities shall be based on the ratio which the shares of Common Stock held by such Stockholder (as determined in accordance with Section 1.2 hereof) bears to all of the shares of Common Stock held by the Preferred Stockholders or the Common Stockholders (as

  determined in accordance with Section 1.2 hereof), as the case may be, as of the date of the Sale Proposal.

          (g)   The rights and obligations set forth in this Section 4.3 shall terminate and cease to be effective upon the earlier of (i) the Investors purchase of Purchased Shares with an aggregate purchase price of at least $450 million or (ii) December 31, 2005 so long as the Investors have not exercised their Put Right (as defined in Section 5.6 of the Series E Purchase Agreement) on or prior to the expiration thereof (it being understood that this Section 4.3(g) shall be of no force or effect if the Put Right is exercised prior to such date).

        Section 4.4    Co-Sale Option.    In the event that any Selling Stockholder wishes to sell all or a portion of its shares of capital stock of the Company other than to a Permitted Transferee, and the rights of first refusal, if any, granted pursuant to Section 4.3 are not exercised with respect to all of the Offered Securities proposed to be sold, such Selling Stockholder may Transfer such available Offered Securities only pursuant to and in accordance with the following provisions of this Section 4.4. Prior to a Class A Voting Termination Event, the provisions of this Section 4.4 shall not apply to a sale of Class A Common Stock.

          (a)   With respect to a sale of Offered Preferred Stock, each of the Preferred Stockholders other than the Selling Stockholder (collectively, with respect to a sale of Offered Preferred Stock, the "Preferred Co-Sale Stockholders") and, with respect to a sale of Offered Common Stock, each of the Common Stockholders and Preferred Stockholders (provided they convert their shares of Preferred Stock to be sold as Standard Common Stock prior to the sale of the Offered Common Stock) other than the Selling Stockholder (collectively, with respect to a sale of Offered Common Stock, the "Common Co-Sale Stockholders" and together with the Preferred Co-Sale Stockholders, the "Co-Sale Stockholders"), shall have the right to participate in the sale of the applicable Offered Securities on the terms and conditions herein stated (the "Co-Sale Option"), which right shall be exercisable upon written notice (the "Acceptance Notice") to the Selling Stockholder within ten days after the Selling Stockholder notifies the applicable Co-Sale Stockholders in writing that (i) in the event Section 4.3 applies, the Stockholders have not elected to exercise their Rights of First Refusal with respect to all of the Offered Securities or (ii) if Section 4.3 does not apply, the Selling Shareholder intends to accept an offer to sell the Offered Securities. In the event that Section 4.3 is no longer effective, Selling Shareholder shall provide each Stockholder with a notice containing the same information as the Notice of Intention. The Acceptance Notice shall indicate the maximum number of shares of capital stock that such Co-Sale Stockholder wishes to sell (including the number of shares it would sell if one or more other Co-Sale Stockholders do not elect to participate in the sale) on the terms and conditions stated in the Notice of Intention.

          (b)   Each of the Co-Sale Stockholders shall have the right to exercise its Co-Sale Option and sell a portion of its capital stock to be determined by such Co-Sale Stockholder, which portion may not exceed the product obtained by multiplying (i) the number of Offered Securities that were proposed to be sold by the Selling Stockholder pursuant to Section 4.3 (less any shares being purchased pursuant to a Right of First Refusal, if any) by (ii) a fraction, the numerator of which is the total number of shares of Common Stock held by such Co-Sale Stockholder on the date of the Acceptance Notice (as determined in accordance with Section 1.2 hereof) and the denominator of which is the total number of shares of Common Stock then held as of the date of such Co-Sale Stockholder's Acceptance Notice by the Selling Stockholder and alt Co-Sale Stockholders desiring to participate (as determined in accordance with Section 1.2 hereof). To the extent that one or more Co-Sale Stockholders elect to not exercise their Co-Sale Option, then the rights of the other Co-Sale Stockholders (who exercise their Co-Sale Option) to sell shares pursuant to their Co-Sale Option shall be increased proportionately by the full amount of shares which the non-electing Co-Sale Stockholders were entitled to sell pursuant to this Section 4.4.

          (c)   Within ten days after the date by which the Co-Sale Stockholders were first required to notify the Selling Stockholder of their intent to exercise their Co-Sale Option, the Selling Stockholder shall notify each participating Co-Sale Stockholder of the number of shares held by such Co-Sale Stockholder that will be included in the sale and the date on which such sale will be consummated pursuant to Section 4.3(c).

          (d)   Each of the Co-Sale Stockholders participating in a sale under this Section 4.4 may effect its participation in such sale hereunder by delivery to the proposed Transferee, or to the Selling Stockholder for delivery to the proposed Transferee, of one or more instruments or certificates, properly endorsed for Transfer, representing the shares of capital stock it elects to sell therein, provided that no Co-Sale Stockholder shall be required to make any representations or warranties or provide any indemnities in connection therewith other than with respect to its ownership of the shares of capital stock being conveyed. The number of shares of capital stock that the Selling Stockholder may sell to the proposed Transferee shall be reduced by the number of shares of such capital stock so delivered by the participating Co-Sale Stockholders. At the time of consummation of the sale, the proposed Transferee shall remit directly to each such Co-Sale Stockholder that portion of the sale proceeds to which each Co-Sale Stockholder is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities).

          (e)   In the event that the sale is not consummated within the period required by Section 4.3(c) and above subsection (c) hereof or the proposed Transferee fails to timely remit to each Co-Sale Stockholder its portion of the sale proceeds, such sale shall be deemed to lapse, and any Transfers of shares of capital stock pursuant to such sale shall be deemed to be in violation of the provisions of this Agreement unless the Selling Stockholder once again complies with the provisions of Sections 4.3 and 4.4 hereof with respect to such Offered Securities.

        Section 4.5    Pledges.    Stockholders may directly or indirectly pledge, hypothecate or grant a security interest in any securities of the Company only through a bona fide pledge of such securities as security for indebtedness or obligations of such Stockholder meeting all of the following criteria: (i) the pledgee is a nationally or internationally recognized financial institution, (ii) the pledgee agrees with the Stockholders and the Company in writing that, prior to and upon foreclosing or otherwise realizing upon the Securities so pledged, the pledgee will comply with the terms and conditions of this Agreement, and (iii) a majority of the Board of Directors have consented to such pledge, which consent shall not be unreasonably withheld.

        Section 4.6    Prohibited Transfers.    If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the Stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose. Without limitation to the foregoing, each of the Stockholders further agrees that the provisions of Section 7.8 shall apply in the event of any violation or threatened violation of this Agreement.

        Section 4.7    Restriction on Transfer.    Until a Class A Voting Termination Event, no Class A Stockholder may Transfer any shares of Class A Common Stock to any person without the prior receipt of any required FCC approval by Final Order.

        Section 4.8    Assignment of Rights.    Upon satisfaction of this ARTICLE 4, the rights of the Stockholders set forth in this ARTICLE 4 may be assigned to each Transferee of shares of capital stock of the Company pursuant to the terms hereof. Each such Transferee of such shares must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted hereunder by executing the Joinder Agreement.

ARTICLE 5    RIGHTS TO ACQUIRE SHARES

        Section 5.1    Pre-Emptive Rights.    The Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company other than for full and adequate consideration as determined by the Board of Directors. Furthermore, the Company will not sell or issue any share of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company, unless the Company first submits a written offer to all the Stockholders (collectively, the "Offerees") identifying the terms of the proposed sale or issuance (including price, number of securities and all other material terms), and offers to each Offeree the opportunity to acquire its Pro Rata Allotment (as hereinafter defined) of the securities on substantially the same terms and conditions, including price, as those on which the Company proposes to sell or issue such securities to a third party or parties; provided, however, that the foregoing preemptive rights shall not apply to any offer, sale or issuance of the Series D Preferred Stock pursuant to the Series D Purchase Agreement or the Series E Preferred Stock pursuant to the Series E Purchase Agreement. Each Offeree's "Pro Rata Allotment" of such securities shall be based on the ratio which the shares of Common Stock held by him or it (as determined in accordance with Section 1.2 hereof) bears to all of the then issued and outstanding shares of Common Stock held by all of the Stockholders (as determined in accordance with Section 1.2 hereof) as of the date of such written offer. The Company's offer to the Offerees shall remain open and irrevocable for a period of 30 days during which time the Offerees may accept such offer by written notice to the Company setting forth the maximum number of shares or other securities to be acquired by any such Offeree. Any shares or securities so offered which are not acquired pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer to the Offerees, at any time within 120 days following the termination of the above-referenced 30-day period.

        Notwithstanding the foregoing, the Company may (i) issue options to purchase Common Stock and shares of restricted Common Stock to its officers, directors, and employees pursuant to stock, benefit and option plans approved by the Board of Directors (which, prior to a Class A Voting Termination Event, shall include the approval of at least a majority (e.g., more than 50%) of the Outside Directors, in the case of stock benefit or option plans not in effect as of the date of this Agreement or in the case of amendments to such stock, benefit or option plans approved subsequent to the date hereof) and issue shares of its Common Stock upon the exercise of any such stock options, (ii) issue securities as a result of any stock split, stock dividend, reclassification or reorganization of the Company's capital stock pro rata based on the number of shares of capital stock of the Company then outstanding (iii) issue Standard Common Stock upon any conversion of shares of Preferred Stock, (iv) issue Standard Common Stock upon any the exercise of any warrants that are outstanding of the date of this Agreement, and (v) issue securities in the Company's initial public offering, each of which issuances pursuant to clauses (i) through (v) shall not be subject to the foregoing preemptive rights.

        Section 5.2    Assignment of Rights.    The rights of the Stockholders set forth in this ARTICLE 5 are transferable to each Transferee of shares of capital stock of the Company pursuant to the terms hereof. Each such subsequent holder of such shares must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted hereunder by executing a copy of the Joinder Agreement.

ARTICLE 6    REGISTRATION RIGHTS

        Section 6.1    Demand Registration.

          (a)    Stockholder Requests.

            (i)    Registration of Registrable Securities.    Subject to the provisions of this Section 6.1 and Section 6.13, the Stockholders (other than the Investors) shall have up to three demand rights exercisable by the request of Stockholders (other than the Investors) holding at least 15% of the outstanding Registrable Securities (other than Investor Registrable Securities) that the Company effect the registration under the Securities Act of (A) all Registrable Securities (other than Investor Registrable Securities) or (B) shares of Standard Common Stock (other than Investor Registrable Securities) that represent at least 15% of the Registrable Securities (other than Investor Registrable Securities) originally issued to such Stockholders if Stockholders are requesting registration of less than all of their Registrable Securities (other than Investor Registrable Securities); provided, in the case of (A) and (B), that anticipated gross proceeds (before underwriting discounts and commissions) from the sale of the Registrable Securities be at least $20 million- Thereupon, the Company will (A) notify all other holders of record of Registrable Securities that the Company has received a demand for registration of the Registrable Securities and (B) use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by all participating Stockholders who elect to participate in the registration within ten business days of the notice referenced in (A) of this sentence.

            (ii)    Registration of Other Securities.    Except as set forth in Section 6.1(g) below, whenever the Company shall effect a registration made pursuant to Section 6.1(a), no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Stockholders in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the holders of a majority of the Registrable Securities electing to include shares in the registration shall have consented in writing to the inclusion of such other securities.

          (b)    Investor Request.

            (i)    Registration of Investor Registrable Securities.    Subject to the provisions of this Section 6.1 and Section 6.13, at any time after one year after the date hereof, the holders of the Investor Registrable Securities shall have the right to demand that the Company effect one registration under the Securities Act of shares of Standard Common Stock that represent at least 15% of the Investor Registrable Securities; provided that anticipated gross proceeds (before underwriting discounts and commissions) from the sale of the Investor Registrable Securities be at least $50 million. Thereupon, the Company will (A) notify all other holders of record of Investor Registrable Securities that the Company has received a demand for registration of the Investor Registrable Securities and (B) use its best efforts to effect the registration under the Securities Act of the Investor Registrable Securities which the Company has been requested to register by all participating holders of Investor Registrable Securities who elect to participate in the registration within ten Business Days of the notice referenced in (A) of this sentence.

            (ii)    Registration of Other Securities.    Except as set forth in Section 6.1(g) below, whenever the Company shall effect a registration pursuant to a demand made in accordance with Section 6.1(b), no securities other than Investor Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Investors in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the holders of a majority of the Investor Registrable Securities electing to include shares in the registration shall have consented in writing to the inclusion of such other securities.

          (c)    Registration Statement Form.    Registrations under this Section 6.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Stockholders and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Stockholders and counsel to the Company, is required to be included.

          (d)    Effective Registration Statement.    A registration requested pursuant to this Section 6.1 shall not be deemed to have been effected and will not be considered one of the four demand registrations which may be requested by the Stockholders (i) if a registration statement with respect thereto has not become effective, (ii) if after it has become effective, it does not remain effective for a period of at least 180 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 180 day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective for a period of at least 180 days, or (iii) if the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of the Stockholders to satisfy or perform a condition to such closing.

          (e)    Priority in Demand Registrations.    If a demand registration pursuant to this Section 6.1 involves an underwritten offering, the Stockholders demanding such registration along with the Stockholders electing to participate in such registration pursuant to Section 6.1(a)(i) or 6.1(b)(i) (the "Demand Rights Stockholders") shall cause the managing underwriter to advise the Company in writing (with a copy sent to each participating Stockholder) as to the number of securities that can be included in such registration within a price range acceptable to the Demand Rights Stockholders (the "Maximum Offering Amount"). Such registration will include only up to that number of Registrable Securities which does not exceed the Maximum Offering Amount, drawn pro rata from the Demand Rights Stockholders on the percentage that the Registrable Securities held by each Stockholder is of the total number of Registrable Securities which all Stockholders hold. If any Demand Rights Stockholder determines to include less than its pro rata share of the Maximum Offering Amount in such offering, such difference shall be divided pro rata among the other Demand Rights Stockholders in proportion to the respective holdings of Registrable Securities of all such Demand Rights Stockholders desiring to include additional Registrable Securities.

          (f)    Number and Size of Demand Registrations; Other Limitations.    Notwithstanding anything in this Section 6.1 to the contrary, the Company shall not be required to effect more than four demand registrations (other than registrations pursuant to Section 6.1(h) hereof) at the request of the Stockholders pursuant to Section 6.1 of this Agreement, without regard to any subsequent Transfer of any Registrable Securities by a Stockholder and the assignment of any rights hereunder pursuant to Section 6.12. A registration shall not count as one of the permitted demand registrations hereunder unless the Demand Rights Stockholders are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration. The Company shall not be required to effect more than one registration pursuant to Sections 6.1(a) , (b) or (h) hereof during any 12-month period. Moreover, no Stockholder shall be allowed to participate in any registration pursuant to Sections 6.1(a), (b) or (h) hereof if the Standard Common Stock is admitted to trading or is listed on a national securities exchange, the Nasdaq National Market or NASDAQ and such Stockholder is eligible to sell its Registrable Securities without volume limitations and without an effective registration statement.

          (g)    Incidental Company Registration.    If the Stockholders make a request for a registration pursuant to Section 6.1(a) or (b), the Company may determine to include securities of the same class sought to be registered by the Stockholders for sale for the Company's own account by giving written notice thereof to the Stockholders' specifying the number of shares or amount of interests the Company wishes to have registered, but only to the extent that the number of shares or amount of interests the Company seeks to include does not, when aggregated with the number of Registrable Securities requested to be registered by the Stockholders, exceed the Maximum Offering Amount, and subject to the limitations of Section 6.1(a)(ii) or (b)(ii), as applicable.

          (h)    Form S-3 Demand Registration.    Notwithstanding the foregoing, if the Company at any time qualifies to register Standard Common Stock under the Securities Act by registration on Form S-3 and such registration of Standard Common Stock is expected to generate gross proceeds (before underwriting discounts and commissions) in an amount equal to or exceeding $20 million:

            (i)    the Stockholders shall then be entitled to request the registration under the Securities Act of the Registrable Securities (other than Investor Registrable Securities) from time to time without regard to number, pursuant to the notice and other applicable provisions of this Section 6.1, with Registration Expenses for the first three of such registrations on Form S-3 to be paid by the Company; and

            (ii)   the Investors shall then be entitled to request the registration under the Securities Act of the Investor Registrable Securities from time to time without regard to number, but not to exceed two registrations in any twelve-month period, pursuant to the notice and other applicable provisions of this Section 6.1, with Registration Expenses for the first three of such registrations on Form S-3 to be paid by the Company.

        Section 6.2    Incidental Registration.

          (a)    Right to Include the Registrable Securities.    If the Company at any time proposes to register securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on Forms S-4 or S-8 or any successor or similar forms), whether for sale for its own account or pursuant to another demand for registration granted any other Person, it will give prompt written notice each such time to the Stockholders of its intention to do so and of the Stockholders' rights under this Section 6.2. Upon the written request of any Stockholder (specifying the Registrable Securities intended to be disposed of and the intended method of disposition thereof), made within 15 Business Days after the receipt of any such notice, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Stockholders to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid of such Registrable Securities to be so registered (any Stockholder if giving notice following receipt of such a notice from the Company being herein referred to as a "Participating Stockholder"). If the Company thereafter determines for any reason not to register or to delay registration of such securities, the Company, by act of its Board of Directors, may, at its election, give written notice of such determination to each Participating Stockholder and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith, as provided in Section 6.8), without prejudice, however, to the rights (if any) of a Stockholder to request that such registration be effected as a registration under Section 6.1, and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registration of such other securities. The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 6.2.

          (b)    Priority in Incidental Registration Rights in Connection with Registrations for Company Account.    If the registration referred to in Section 6.2(a) is to be an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advises the Company in writing that in their good faith opinion such offering would be materially and adversely affected by the inclusion therein of the total number of Registrable Securities requested to be included therein by Participating Stockholders under this Agreement, the Company shall include in such registration: (i) first, all securities the Company proposes to sell for its own account or, if such registration is pursuant to Section 6.1, all Registrable Securities requested to be included by the Demand Rights Stockholders, (ii) second, up to the full number of Registrable Securities requested to be included in such registration by the Preferred Stockholders, pro rata based on the number of Registrable Securities held by each Preferred Stockholder relative to the number of Registrable Securities held by all Preferred Stockholders requesting registration, and (iii) third, up to the full number of Registrable Securities requested to be included in such registration by the Common Stockholders, pro rata based on the number of Registrable Securities held by each Common Stockholder relative to the number of Registrable Securities held by all Common Stockholders requesting registration.

          (c)    Limitations; Exceptions.    The Company shall not be required to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans. No Participating Stockholder shall be allowed to participate in any registration pursuant to this Section 6.2 hereof if the Standard Common Stock is admitted to trading or listed on a national securities exchange, the Nasdaq National Market or NASDAQ and such Stockholder is eligible to sell its Registrable Securities without volume limitations and without an effective registration statement. No registration of Registrable Securities effected under this Section 6.2 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 6.1 hereof.

        Section 6.3    Registration Procedures.    In connection with the Company's obligations pursuant to Sections 6.1 and 6.2 hereof, the Company will use its best efforts to effect such registrations to permit the sale of Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a)   prepare (within 90 days after a request for registration is made to the Company in the case of a registration pursuant to Section 6.1(a) or (b) and in any event as soon as possible) and file with the SEC, a registration statement or registration statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such registration statement to become effective and to remain continuously effective for a period of 180 days following the date on which such registration statement is declared effective, provided that the Company shall have no obligation to maintain the effectiveness of such registration statement after the sale of all Registrable Securities registered thereunder;

          (b)   prepare and file with the SEC such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by a Stockholder or a Participating Stockholder set forth in such registration statement or supplement to such prospectus;

          (c)   notify each Stockholder or a Participating Stockholder whose Registrable Securities are to be covered by the registration statement and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company made as contemplated by paragraph (1) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (d)   make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

          (e)   if requested by the managing underwriters, a Stockholder or a Participating Stockholder, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, the Stockholders and the Participating Stockholders agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by a Stockholder, a Participating Stockholder or any underwriter of such Registrable Securities;

          (f)    furnish to each Stockholder and each Participating Stockholder whose Registrable Securities are covered by the Registration Statement and each managing underwriter, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (g)   deliver to each Stockholder whose Registrable Securities are covered by the registration statement, each other Participating Stockholder and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto and such other documents as such Persons may reasonably request; and consents to the use of such prospectus or any amendment or supplement thereto by each Stockholder, Participating Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;

          (h)   prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with each Stockholder whose Registrable Securities are covered by such registration statement, each other Participating Stockholder, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as each Stockholder, each Participating Stockholder, or any underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (i)    cooperate with each Stockholder whose Registrable Securities are covered by such registration statement, each Participating Stockholder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

          (j)    use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by, and to cause the transaction contemplated by the registration to be approved by, such other Governmental Authorities (including, where necessary the FCC) as may be necessary to consummate the disposition of such Registrable Securities;

          (k)   upon the occurrence of any event contemplated by paragraph (c)(vi) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to made the statements therein not misleading;

          (l)    enter into such Agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to each Stockholder whose Registrable Securities are covered by such registration statement and each other Participating Stockholder with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) furnish to each such Stockholder and each other Participating Stockholder an opinion of counsel for the Company addressed to each such Stockholder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to each such Stockholder and each other Participating Stockholder a "cold comfort" letter addressed to each such Stockholder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as each such Stockholder and each other Participating Stockholder may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements; and (vi) the Company shall deliver such documents and certificates as may be requested by each such Stockholder, each Participating Stockholder and the managing underwriters, if any, to evidence compliance with this clause (l) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; all of the above to be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (m)  otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, as soon as reasonably practicable after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the fast day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement, which statements shall cover said 12-month periods; and

          (n)   use its best efforts to cause all Registrable Securities covered by each registration to be listed on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed and to pay all fees and expenses in connection therewith.

        The Company may require each Stockholder whose Registrable Securities are covered by a registration statement and each other Participating Stockholder to furnish to the Company such information regarding itself and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act and each such Person agrees to notify the Company as promptly as practicable of any inaccuracy or change in information it has previously furnished to the Company in writing or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Person or the distribution of such Registrable Securities or omits to state any material fact regarding such Person or the distribution of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such Person or the distribution of such Registrable Securities, and untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each such Stockholder and each Participating Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 6.3(c)(ii), (iii), (v), (vi) or (vii) hereof, such Stockholder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such Stockholder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, such Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Person's possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice.

        Section 6.4    Underwritten Offerings.

          (a)    Demand Underwritten Offerings.    In any offering pursuant to a registration requested under Section 6.1 which is to be effected as a firm commitment underwritten offering, sales shall be made through a nationally recognized investment banking firm (or syndicate managed by such a firm) selected by the holders of a majority of the Registrable Securities of the Stockholders participating in such registration and reasonably satisfactory to the Board of Directors. The Company shall enter into an underwriting agreement which shall be reasonably satisfactory in form and substance to the holders of a majority of the Registrable Securities held by the Stockholders participating in such registration and which shall contain representations, warranties and agreements (including indemnification agreements to the effect and to the extent provided in Section 6.7) as are customarily included by an issuer in underwriting agreements with respect to secondary distributions. The Stockholders participating in such registration shall be parties to such underwriting agreement and the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Stockholders. The Stockholders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Person, such Person's Registrable Securities and its intended method of distribution and any other representation required by law.

          (b)    Incidental Underwritten Offering.    If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 6.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a Participating Stockholder as provided in Section 6.2 and subject to the provisions of Section 6.2(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Participating Stockholders among the securities to be distributed by underwriters. The Participating Stockholders participating in the registration shall be party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Stockholders. Except as provided in this sentence, the Participating Stockholders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Person, such Person's Registrable Securities and the intended method of distribution and any other representation required by law.

        Section 6.5    Preparation; Reasonable Investigation.    In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give each Stockholder participating in the registration, its underwriters, and its counsel and accountants and each Participating Stockholder, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of each such Stockholder, each Participating Stockholder and such underwriters' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

        Section 6.6    Limitations, Conditions and Qualifications to Obligations Under Registration Covenants.    The obligations of the Company to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications: The Company, by act of its Board of Directors, shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days during any 12-month period) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 6.1 if the Board of Directors of the Company determines, in its reasonable judgment, that (a) the Company is in possession of material information that has not been disclosed to the public and the Board of Directors of the Company reasonably deems it to be advisable not to disclose such information at such time in a registration statement or (b) such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company and its Subsidiaries, taken as a whole, and, in any such case, the Company promptly gives each Stockholder written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the holders of a majority of the Registrable Securities covered by such registration statement shall have the right to withdraw the request for registration by giving written notice of withdrawal and, in the event of such withdrawal, such demand for registration related to the withdrawn registration statement shall not be counted for purposes of the demands for registration to which the Stockholders are entitled pursuant to Section 6.1 hereof.

        Section 6.7    Indemnification.

          (a)    Indemnification by the Company.    In the event of any registration of any Registrable Securities under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Stockholders and the Participating Stockholders, their respective directors, officers, agents, Affiliates, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls a Stockholder, a Participating Stockholder or any such underwriter within the meaning of the Securities Act, against any and all judgments, fines, penalties, charges, costs, amounts paid in settlement, losses, claims, damages, liabilities, expenses, or attorney fees, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, including interest on the foregoing ("Indemnified Damages"), to which they or any of them may become subject under the Securities Act or any other statute or common law, insofar as any such Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to any Stockholder or Participating Stockholder seeking such indemnification and the underwriters), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not apply to such Indemnified Damages to a particular Person to be indemnified hereunder arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Person stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement any such amendment or supplement thereto or any Blue Sky Filing.

        Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Stockholder, a Participating Stockholder or any such director, officer, agent, Affiliate, underwriter or controlling Person and shall survive the transfer of such securities by a Stockholder or Participating Stockholder.

          (b)    Indemnification by a Stockholder.    The Company may require, as a condition to including the Registrable Securities of a Stockholder or a Participating Stockholder in any registration statement filed pursuant to Section 6.1 or 6.2, that the Company shall have received an undertaking satisfactory to it from such Stockholder or such Participating Stockholder severally and not jointly (in the same manner and to the same extent as each other Stockholder or Participating Stockholder) to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6.7) the Company, its officers and directors and each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information such Stockholder or such Participating Stockholder furnished to the Company through an instrument duly executed by him specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement, provided that such Stockholder or Participating Stockholder shall not indemnify the Company with respect to any such untrue statement or alleged untrue statement or omission or alleged omission which was subsequently corrected with information (contained in a writing in compliance with the requirements of this paragraph timely delivered to the Company) to be included in an amendment or supplement to such registration statement, preliminary prospectus or final prospectus, if such amendment or supplement would have avoided the liability otherwise subject to indemnification by such Stockholder or Participating Stockholder and the Company failed to deliver such amendment or supplement as necessary to avoid such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the Transfer of such securities by the Stockholder or the Participating Stockholder to whom it relates. In no event shall any indemnity paid by a Stockholder or a Participating Stockholder to the Company or any other Person indemnified pursuant to Section 6.7(b) (or to whom contribution is paid pursuant to Section 6.7(e)), or otherwise, exceed individually or in the aggregate the proceeds (net of all applicable fees paid by such indemnifying party) received by such indemnifying party in such offering.

          (c)    Notices of Claims, etc.    Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the reasonable judgment of the counsel to the indemnified party, having common counsel with an indemnifying party could result in a conflict of interest because of different or additional defenses that may be available to the indemnified party, then such indemnified party may employ at the indemnifying party's expense separate counsel to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parities (in addition to local counsel) in such action or group of related actions arising out of the same facts or circumstances. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. Except as provided above with respect to contested indemnification claims and failures by an indemnifying party to act, no indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

          (d)    Indemnification Payments.    The indemnification required by this Section 6.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          (e)    Contribution.    If the indemnification provided for in this Section 6.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any indemnified Damages, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate Indemnified Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which resulted in such Indemnified Damages, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of Stockholders and Participating Stockholders to contribute as provided in this subparagraph (e) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

          (f)    Other Rights, Liabilities.    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          (g)    Other Indemnification and Contribution.    Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 6.7 (with appropriate modifications) shall be given by the Company and each Stockholder whose Registrable Securities included in a registration and each other Participating Stockholder with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation of any Governmental Authority other than the Securities Act.

        Section 6.8    Registration Expenses.    The Company will pay all Registration Expenses (as defined below) in connection with (i) any demand registrations pursuant to Section 6.1(a) and (b), (ii) the first three registrations on Form S-3 of Registrable Securities pursuant to Section 6.l(h)(i) and (iii) the first three registrations on Form S-3 of Investor Registrable Securities pursuant to Section 6.1(h)(ii); provided that in the case where a registration statement under Section 6.2 fails to become effective or fails to become effective as provided in Section 6.1(d), the Company shall additionally pay the fees and expenses of the Participating Stockholders' counsel and of any other Person retained by them. Registration Expenses include all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, including fees with respect to filings required to be made with the SEC and the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, including, without limitation, reasonable fees and disbursements of counsel for the underwriters, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of the Company, one counsel for the participating Stockholders (selected by the holders of a majority of the Registrable Securities of such participating Stockholders) and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters fees and disbursements (excluding underwriting discounts and commissions, SEC or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), securities acts liability insurance if the Company so desires, fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses"). Registration Expenses shall not include underwriting discounts and commissions and transfer taxes, if any, and fees and expenses of any counsel to Participating Stockholders and other expenses of Participating Stockholders. Except as otherwise provided above, the Company will also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

        Section 6.9    Certain Rights of Stockholders if Named in a Registration Statement.    If any statement contained in a registration statement under the Securities Act refers to a Stockholder or a Participating Stockholder by name or otherwise as the holder of any securities of the Company, then a Stockholder or a Participating Stockholder shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to it and the Company, to the effect that its holdings do not necessarily make it a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation of the investment quality of the Company's securities covered thereby.

        Section 6.10    Rule 144.    If the Standard Common Stock is admitted to trading or listed on a national securities exchange, the Nasdaq National Market or NASDAQ, the Company shall take all actions and file all such information, documents and reports as shall be required to enable a

Stockholder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

        Section 6.11    Registration Rights.    The Company covenants that it will not grant any right of registration under the Securities Act relating to any of its shares of capital stock or other securities to any Person other than pursuant to this Agreement, unless (i) the rights so granted to another Person do not limit or restrict the Stockholders' right to request four demand registrations as provided for in Section 6.1 hereof at such times and covering such amount of Registrable Securities as the Stockholders determine (except as such timing or amount of Registrable Securities may otherwise be limited by the express terms of this Agreement) and (ii) the rights so granted to another Person do not limit or restrict the rights granted pursuant to Section 6.1 or Section 6.2 hereof to a Stockholder to have such Registrable Securities included in any registration by the Company under the Securities Act made pursuant to a demand by the Stockholders or by the Company of its securities for its own account (except as such rights are otherwise expressly limited by the terms of this Agreement).

        Section 6.12    Assignment of Rights.    The rights of the Stockholders set forth in this ARTICLE 6 are transferable to each Transferee of shares of capital stock of the Company pursuant to the terms hereof. Each such Transferee must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted hereunder by executing a copy of the Joinder Agreement.

        Section 6.13    Limitations on Sale or Distribution.    If a registration under this Agreement shall be in connection with the initial Public Equity Offering of equity securities of the Company, each holder of Registrable Securities hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 180 days after the effective date of such registration statement or such shorter period requested by the applicable underwriter. The Stockholders agree to execute any lockup agreement containing the foregoing terms, and such other customary and reasonable restrictions on resale, as may be required by such applicable underwriter.

ARTICLE 7    GENERAL

        Section 7.1    Amendments, Waivers and Consent.    For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of (a) the Company, (b) Stockholders holding a majority of the shares of Common Stock of the Stockholders, and (c) Preferred Stockholders holding not less than 66 2/3% of the shares of Standard Common Stock issued or issuable upon conversion of the Preferred Stock then held by such Preferred Stockholders with the Preferred Stockholders voting together as a single class; provided that any party may waive any provision hereof intended for its benefit by written consent; provided, further, that the observance of any term hereof relating to the rights of the holders of Series D Preferred Stock (or any Standard Common Stock issued upon conversion thereof) may be amended, modified or waived (either retroactively or prospectively) with (and only with) the written consent of the holders of at least 66 2/3% of the issued and outstanding shares of the Series D Preferred Stock on an as-converted to Common Stock basis; and provided, further, that the observance of any term hereof relating to the rights of the holders of Series E Preferred Stock (or any Common Stock issued upon conversion thereof) may be amended, modified or waived (either retroactively or prospectively) with (and only with) the written consent of the holders of at least 66 2/3% of the issued and outstanding shares of the Series E Preferred Stock on an as-converted to Common Stock basis.

        Section 7.2    Legend on Securities.    The Company and each of the Stockholders acknowledge and agree that a legend substantially in the following form shall be typed on each certificate evidencing any of the Company's securities issued on or after the date hereof, held at any time by any Stockholder:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

        THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 30, 2005, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

        Section 7.3    Governing Law.    This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

        Section 7.4    Section Headings.    The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

        Section 7.5    Effectiveness; Binding Effect.    This Agreement amends, restates and replaces in its entirety the Prior Stockholders Agreement and is binding on all the parties to the Prior Stockholders Agreement, and the failure of one or more parties to the Prior Stockholders Agreement to sign this Agreement shall not affect such effectiveness. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

        Section 7.6    Counterparts-Additional Parties.    This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document. The Company may permit persons who purchase or otherwise acquire Standard Common Stock from the Company after the date hereof to join as parties to this Agreement from time to time, by executing a signature page in the form attached hereto for execution by Stockholders, provided, however, that such signature page shall not be effective unless countersigned by the Company. The Company shall maintain a master copy of this Agreement, with all such signature pages attached thereto, and each such holder of Standard Common Stock and Preferred Stock who has so executed this Agreement shall be deemed to be a Stockholder under this Agreement for all purposes.

        Section 7.7    Notices and Demands.    Any notice, demand or other communication which is required or provided to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, electronic mail transmission (including, without limitation, electronic mail attachment), telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery. Any such notice, demand or other communication must be sent as follows:

  if to the Company, to:

    MetroPCS Communications, Inc.
    8144 Walnut Hill Lane
    Suite 800
    Dallas, Texas 75231
    Attention: Legal Department
    Telephone: (214) 265-2550
    Telecopy: (214) 265-2570
    email: mstachiw@metropcs.com

  with a copy to (which shall not constitute notice):

    Vinson & Elkins L.L.P.
    Trammell Crow Center
    2001 Ross Avenue, Suite 3700
    Dallas, TX 75201-2975
    Attention: Jeffrey A. Chapman
    Telephone: (214) 220-7700
    Telecopy: (214)220-7716
    email: jchapman@velaw.com

  if to a Stockholder, to:

    the mailing address, telecopy number and/or email address for notice as set forth in the books and records of the Company,

or, in the case of any party, at such other address, telecopy number and/or email address as such party shall specify in a written notice delivered to all other parties to this Agreement in accordance with this Section.

        Section 7.8    Remedies; Severability.    It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited, invalid or illegal under such applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or illegality, and such prohibition, invalidity or illegality shall not invalidate the remainder of such provision or the other provisions of this Agreement.

        Section 7.9    Integration.    This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and amends and restates in its entirety the Prior Stockholders Agreement.

        Section 7.10    Termination.    With the exception of Section 1.5(a) , Section l.5(b), ARTICLE 6, ARTICLE 7 and, if there has not been a prior Class A Voting Termination Event, ARTICLE 2 hereof

(and the definitions of terms related to such specified provisions), the provisions of this Agreement shall terminate and be of no further force or effect upon an Initial Public Equity Offering.

        Section 7.11    Confidential Information.

          (a)   For the purposes of this Section 7.11, "Confidential Information" means all information regarding the Company or any Subsidiary or Affiliate thereof or any other confidential information, disclosed, provided, as made known to any Stockholder by the Company, its affiliates or Subsidiaries or by a third party who has confidentiality obligations with the Company or its Subsidiaries, provided that such term does not include information that (i) was publicly known or otherwise known to such Stockholder prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by such Stockholder or any person acting on such Stockholder's behalf, or (iii) otherwise becomes known to such Stockholder other than through disclosure by the Company or any Subsidiary or Affiliate thereof without a duty to keep it confidential.

          (b)   Each Stockholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that such Stockholder may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and Affiliates on a need to know basis (to the extent such disclosure reasonably relates to the administration of the investment represented by the shares of the Company's capital stock held by such Stockholder), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 7.11, (iii) any other Stockholder party to this Agreement, (iv) any federal or state regulatory authority having jurisdiction over such Stockholder, or (v) any other person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to such stockholder, (y) in response to any subpoena or other legal process, or (z) in connection with any litigation to which such Stockholder is a party.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
METROPCS COMMUNICATIONS, INC.
By:	/s/ Roger D. Linquist Name: Roger D. Linquist Title: CEO
STOCKHOLDERS:
MADISON DEARBORN CAPITAL PARTNERS IV, L.P.
By:	Madison Dearborn Partners IV, L.P., its General Partner
By:	Madison Dearborn Partners L.L.C., its General Partner
By:	/s/ Mark B. Taesnowshi
Name: Mark B. Taesnowshi Its: Managing Director
TA IX L.P.
By:	TA Associates IX LLC, its General Partner
By:	TA Associates, Inc., its Manager
By:	/s/ Kenneth T. Schiciano
Name: Kenneth T. Schiciano Its: Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

TA/ATLANTIC AND PACIFIC IV L.P.
By:	TA Associates AP IV L.P., its General Partner
By:	TA Associates, Inc., its General Partner
By:	/s/ Kenneth T. Schiciano Name: Kenneth T. Schiciano Its: Managing Director
TA ATLANTIC AND PACIFIC V L.P.
By:	TA Associates AP V L.P., its General Partner
By:	TA Associates, Inc., its General Patner
By:	/s/ Kenneth T. Schiciano Name: Kenneth T. Schiciano Its: Managing Director
TA STRATEGIC PARTNERS FUND A L.P.
By:	TA Associates SPF L.P., its General Partner
By:	TA Associates, Inc., its General Patner
By:	/s/ Kenneth T. Schiciano Name: Kenneth T. Schiciano Its: Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

TA STRATEGIC PARTNERS FUND B L.P.
By:	TA Associates SPF L.P., its General Partner
By:	TA Associates, Inc., its General Partner
By:	/s/ Kenneth T. Schiciano Name: Kenneth T. Schiciano Its: Managing Director
TA INVESTORS II, L.P.
By:	TA Associates, Inc., its General Partner
By:	/s/ Kenneth T. Schiciano Name: Kenneth T. Schiciano Its: Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT By and Among MetroPCS Communications, Inc. and The Stockholders, as defined herein Dated as of August 30, 2005
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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT